KKR Real Estate Finance Trust Inc. 4th Quarter 2018 Supplemental Information February 20, 2019

Legal Disclosures This presentation has been prepared for KKR Real Estate Finance Trust Inc. (NYSE: KREF) for the benefit of its stockholders. This presentation is solely for informational purposes in connection with evaluating the business, operations and financial results of KKR Real Estate Finance Trust Inc. and its subsidiaries (collectively, "KREF“ or the “Company”). This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any securities, any investment advice or any other service by KREF. Nothing in this presentation constitutes the provision of any tax, accounting, financial, investment, regulatory, legal or other advice by KREF or its advisors. This presentation may not be referenced, quoted or linked by website by any third party, in whole or in part, except as agreed to in writing by KREF. This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/ or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I—Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this presentation. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this presentation and in the Company’s filings with the SEC. All forward looking statements in this presentation speak only as of February 20, 2019. KREF undertakes no obligation to publicly update or review any forward- looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All financial information in this presentation is as of December 31, 2018 unless otherwise indicated. This presentation also includes non-GAAP financial measures, including Core Earnings, Core Earnings per Weighted Average Share, Net Core Earnings and Net Core Earnings per Weighted Average Share. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U.S. GAAP. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with U.S. GAAP. 2

4Q’18 Key Highlights • Net Income(1) of $19.7 million or $0.34 per share • Net Core Earnings(2) of $22.2 million or $0.38 per share Financials • Book value(3) of $1,132.3 million or $19.66 per share • Paid 4Q dividend of $0.43 per share, equating to an 8.5% annualized dividend yield(4) • Originated $908.0 million of floating-rate senior loans Originations • 2018 originations of $2.7 billion • Subsequent to quarter end, originated a $76.0 million floating-rate senior loan • Outstanding total loan portfolio of $4.1 billion, up 98% from 4Q17 Total Portfolio • Senior loans weighted average LTV of 68%(5) • Weighted average risk rating of 2.9 (Average Risk) • $1.3 billion of undrawn financing capacity • Increased non-mark-to-market term loan financing facility by $400.0 million to $1.0 billion • Issued a $1.0 billion managed collateralized loan obligation, providing $810.0 Capitalization million of non-mark-to-market financing • Completed a public offering of 4.0 million secondary shares and 0.5 million primary shares, raising net proceeds of $9.4 million • Added a $100.0 million unsecured corporate revolving credit facility and terminated the $75.0 million corporate secured revolving credit facility Interest Rate • 98% of the portfolio is floating-rate • A 50 basis point increase in one-month USD LIBOR would increase net interest Sensitivity income by $4.4 million or $0.08 per share over the next twelve months(6) Note: Net income attributable to common stockholders per share and Net Core Earnings per share are based on diluted weighted average shares outstanding as of December 31, 2018; book value per share and increase in net interest income per share due to an increase in one-month USD LIBOR are based on shares outstanding at December 31, 2018. (1) Represents Net Income attributable to common stockholders. (2) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (3) Book value per share includes the impact of a $1.9 million non-cash redemption value adjustment to our redeemable Special Non-Voting Preferred Stock (“SNVPS”) and the initial value of the SNVPS of $0.9 million, which reduced our book value per share by $0.05. (4) Based on KREF closing price of $20.21 as of February 20, 2018. (5) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. (6) Assumes spot one-month USD LIBOR rate of 2.50%. 3

4Q’18 Financial Summary Income Statement Balance Sheet ($ in Millions, except per share data) ($ in Millions, except per share data) 4Q18 4Q18 Net Interest Income $27.4 Total Portfolio $4,133.5 Secured Debt Outstanding Face 1,157.3 Other Income 1.3 Amount Convertible Notes Face Amount 143.8 Operating Expenses and Other (9.0) Term Loan Facility 748.4 Net Income Attributable to $19.7 Common Stockholders Collateralized Loan Obligation 810.0 Weighted Average Shares 58,253,821 Outstanding, Diluted Asset Specific Financing 60.0 Net Income Per Share $0.34 Senior Loan Interests(2) 153.0 Total Leverage $3,072.5 Net Core Earnings, Diluted(1) $22.2 Total Stockholders' Equity 1,132.3 Net Core Earnings per Share(1) $0.38 Cash 86.5 Dividend per Share $0.43 Debt-to-Equity Ratio(3) 1.1x Total Leverage Ratio(4) 2.6x Shares Outstanding 57,596,217 Book Value per Share(5) $19.66 (1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (2) Includes loan participations sold and loans financed through non-recourse sale of a senior interest that is not included in our consolidated financial statements. (3) Represents (i) total outstanding secured debt agreements (excluding non-recourse Term Loan Facility) and convertible notes, less cash to (ii) total stockholders’ equity. (4) Represents (i) total outstanding secured debt agreements, convertible notes, loan participations sold, non-consolidated senior interests, and collateralized loan obligation, less cash to (ii) total stockholders’ equity. (5) Book value per share includes the impact of a $1.9 million non-cash redemption value adjustment to our redeemable SNVPS and the initial value of the SNVPS of $0.9 million, which reduced our book value per share by $0.05. 4

Recent Operating Performance

- 4Q 2018 Net Income attributable to common stockholders of $19.7 million or $0.34 per share; 2018 Net Income attributable to common stockholders of $87.3 million or $1.58 per share
- 4Q Net Core Earnings[1] of $22.2 million or $0.38 per share; 2018 Net Core Earnings[1] of $105.9 million or $1.92 per share
- Book value of $1,132.3 million or $19.66 per share in 4Q[3] compared to $1,146.3 million or $19.76 per share in 3Q and $1,059.1 million or $19.73 per share in 4Q17
- Paid 4Q dividend of $0.43 per share on January 11, 2019, equating to an 8.5% annualized dividend yield based on KREF closing price of $20.21 as of February 20, 2019 and 8.7% based on 4Q book value per share

Net Income[2] and Net Core Earnings[1]

Net income per share:	$0.44	$0.44	$0.37	$0.34
Net core earnings per share:	$0.35	$0.71	$0.38	$0.38

($ in Millions)



$23.3
$18.9
$23.5
$37.5
$20.8
$21.4
$19.7
$22.2
$19.4 million, or $0.37 per share, of Net Core Earnings increase was related to the gain on sale of CMBS B-Piece investments
1Q'18
2Q'18
3Q'18
4Q'18
Net Income
Net Core Earnings

Dividends and Book Value Per Share

Book value per share:	$19.79	$19.82	$19.76	$19.66
Dividend per share:	$0.40	$0.43	$0.43	$0.43



8.1%
8.7%
8.7%
8.7%
1Q'18
2Q'18
3Q'18
4Q'18
Annualized dividend yield based on book value per share

(1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP.
(2) Represents Net Income attributable to common stockholders.
(3) Book value per share includes a $1.9 million non-cash redemption value adjustment to our redeemable SNVPS and the initial value of the SNVPS of $0.9 million, which reduced our book value per share by $0.05.

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KKR REAL ESTATE FINANCE TRUST

4Q’18 Loan Originations Summary of 4Q’18 Originations Outstanding Portfolio ($ in Millions) 7 • New loans originated $4,563 Future Funding ($111) $430 Obligations(2) $908mm • Committed to new loans $862 100% • Senior loans 100% • Floating-rate loans +22% $4,134 69% • Weighted average LTV $3,383 • Weighted average L+3.0% coupon • Weighted average 12.1% underwritten IRR(1) 3Q'18 4Q'18 4Q'18 4Q'18 Portfolio Fundings Repayments Portfolio (1) See Appendix for definition. (2) Future funding obligations are generally contingent upon certain events and may not result in investment by us. 6

2018 Loan Originations • 2018 Originations of $2.7 billion of floating-rate senior loans • December 31, 2018 total portfolio of $4.1 billion, up $2.1 billion or 98% since December 31, 2017 • Subsequent to quarter-end, originated one floating-rate senior loan totaling $76.0 million Summary of 2018 Originations Annual Loan Originations ($ in Millions) $2,729 19 • New loans originated +406% $1,483 $2,729mm • Committed to new loans $540 100% • Senior loans 2016 2017 2018 100% • Floating-rate loans Average Loan Size Originated ($ in Millions) 70% • Weighted average LTV +33% $144 $124 • Weighted average $108 L+3.0% coupon • Weighted average 11.9% underwritten IRR(1) 2016 2017 2018 (1) See Appendix for definition. 7

4Q’18 Loan Originations – Case Studies Investment Queens Multifamily Philadelphia Multifamily Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $45 million $77 million Location Queens, NY Philadelphia, PA Collateral 126-unit Class-A Multifamily 510-unit Class-B+ Multifamily Loan Purpose Refinance Refinance LTV(1) 70% 73% Investment Date October 2018 October 2018 Asset Photos (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. 8

4Q’18 Loan Originations – Case Studies Investment West Palm Beach Multifamily Ft. Lauderdale Hospitality Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $135 million $150 million Location West Palm Beach, FL Ft. Lauderdale, FL 346-Key Full-Service Hotel & Condo Rental Management Collateral 812-unit Class-A- Multifamily Agreement Loan Purpose Refinance Refinance LTV(1) 73% 62% Investment Date November 2018 November 2018 Asset Photos (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. 9

4Q’18 Loan Originations – Case Studies Investment San Diego Multifamily New York Multifamily New York Multifamily Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $104 million $163 million $235 million Location San Diego, CA New York, NY New York, NY Collateral 231-unit Luxury High-Rise Multifamily 266-unit Class-B Multifamily Rental 196-unit Luxury Multifamily Rental Loan Purpose Refinance Acquisition Acquisition LTV(1) 74% 67% 70%(2) Investment Date November 2018 December 2018 December 2018 Asset Photos (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. (2) LTV is based on the initial loan amount divided by the appraised bulk sale value assuming a condo-conversion and no renovation. 10

KREF Portfolio by the Numbers • Outstanding total portfolio of $4.1 billion as of December 31, 2018 • 98% increase in portfolio size since December 31, 2017 and 227% since June 30, 2017 (first quarter-end post IPO) • Office and multifamily loans comprise 86% of the portfolio Total Portfolio Growth Property Type(2) ($ in Millions) ($ in Millions) Current Portfolio: $3.9 billion(1) $1,794 • Office YoY increase of 127% Including net funding and repayment activity $1,719 • Multifamily YoY increase of 226% • Retail YOY decrease of 50% subsequent to quarter end 4Q'17 4Q'18 $4,134 $3,383 +227% $2,960 $2,474 $791 $2,083 $1,812 $527 $1,265 $263 $205 $171 $131 $148 $134 $132 $43 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 Office Multifamily Retail Condo Hospitality Industrial (Residential) (1) As of February 15, 2019. (2) Chart based on total assets. Total assets reflect the principal amount outstanding of our senior and mezzanine loans. 11

4Q’18 KREF Portfolio by the Numbers • $4.1 billion portfolio comprised of 43 investments • Portfolio weighted average LTV of 68%(1) Geography(2) Investment Type(3) Mezz CMBS 1% 1% Senior Loans 98% Interest Rate Type Fixed 2% Floating 98% Note: Map does not include Midwest Mezzanine portfolio ($5.5 million) Property Type(2) Industrial Retail 3% 3% Other (<5%) Hospitality NY 19% Condo 4% 30% (Residential) 4% PA Office 5% 44% MN 6% Multifamily 42% FL WA 11% 8% CA GA 9% 11% Note: The charts above are based on total assets. Total assets reflect (i) the principal amount of our senior and mezzanine loans and (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities. In accordance with GAAP, we carry our CMBS B-Pieces at fair value, which we valued above our cost basis as of December 31, 2018. (1) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. See page 18 for additional details. (2) Excludes CMBS B-Pieces. (3) Senior loans include senior mortgages and similar credit quality loans, including related contiguous junior participations in senior loans where KREF has financed a loan with structural leverage through the non-recourse sale of a corresponding first mortgage. 12

Portfolio Credit Quality Remains Strong • KREF’s loan portfolio is 100% performing, with no defaulted or impaired loans • The securities portfolio is performing as expected Loan-to-Value(1,2) Risk Rating Distribution(2,4) (% of total portfolio) (% of portfolio) Weighted Average Weighted Average LTV(3): 68% Risk Rating(3): 2.9 3Q’18 3Q’18 87% 28% 26% 20% 16% 13% 10% 1 2 3 4 5 0% - 60% 60% - 65% 65% - 70% 70% - 75% 75% - 80% 0 8 27 0 0 Loan Count Weighted Average Weighted Average 4Q’18 LTV(3): 68% 4Q’18 89% Risk Rating(3): 2.9 31% 24% 20% 16% 11% 9% 1 2 3 4 5 0% - 60% 60% - 65% 65% - 70% 70% - 75% 75% - 80% 0 8 33 0 0 Loan Count (1) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. (2) Includes non-consolidated senior interests. (3) Weighted average is weighted by current principal amount for all but one of our senior and mezzanine loans and by net equity for our CMBS B-Pieces. (4) Excludes CMBS B-Pieces. 13

Financing Overview

- Total financing capacity of $4.1 billion(1) with $1.3 billion of undrawn capacity
- Issued a $1.0 billion managed collateralized loan obligation, providing $810.0 million of non-mark-to-market financing
- Increased Term Loan Facility from $600.0 million to $1.0 billion
- Added a $100.0 million unsecured corporate revolving credit facility and replaced the $75.0 million revolving credit facility

Summary of Outstanding Financing

($ in Millions)	Maximum Capacity	Outstanding Face Amount	Weighted Average Coupon
Term Credit Facilities	$2,000(2)	$1,157	L+1.9%
Asset Specific Financing	$200	$60	L+1.7%
Convertible Notes	$144	$144	6.1%
Corporate Revolving Facility	$100	--	--
Total Corporate Obligations	**$2,444**	**$1,361**	
Term Loan Facility	$1,000	$748	L+1.4%
Senior Loan Interests(3)	$153	$153	L+1.9%
Collateralized Loan Obligation	$810	$810	L+1.4%
Total Leverage	**$4,407**	**$3,072**	

Leverage Ratios



1.2x
1.3x
1.2x
1.8x
1.3x
1.9x
1.1x
2.6x
1Q'18
2Q'18
3Q'18
4Q'18
Debt-to-Equity Ratio(4)
Total Leverage Ratio(5)

Outstanding Principal Balance(6)



Term Credit Facilities 40%
Collateralized Loan Obligation 28%
Term Loan Facility 26%
Asset Specific Financing 2%
Senior Loan Interests 5%
Non-Mark-to-Market 60%

(1) Excludes Senior Loan Interests.
(2) Subject to customary conditions, KREF is permitted to request the Morgan Stanley facility be further increased by an additional $150 million, which is not included in the maximum capacity.
(3) Includes $85.9 million of Loan Participations Sold and $67.2 million of Non-Consolidated Senior Interests, which result from non-recourse sales of senior loan interests in loans KREF originated.
(4) Represents (i) facilities outstanding face amount (excluding non-recourse term loan facility), and convertible notes less cash to (ii) total stockholders' equity.
(5) Represents (i) facilities outstanding face amount, convertible notes, loan participations sold, non-consolidated senior loan interests, and collateralized loan obligation less cash to (ii) total stockholders' equity.
(6) Excludes convertible notes.

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KKR REAL ESTATE FINANCE TRUST

Interest Rate Sensitivity • KREF benefits in a rising rate environment • 98% of the portfolio is indexed to one-month USD LIBOR • A 50 basis point increase in one-month USD LIBOR would increase net interest income by $4.4 million or $0.08 per share over the next 12 months(1)(2) Net Interest Income Sensitivity to LIBOR Increases(1)(2) ($ in Millions) $20.0 $17.7 $16.0 $13.3 $12.0 $8.9 $8.0 $4.4 $4.0 $0.0 0.50% 1.00% 1.50% 2.00% Change in LIBOR (1) As of December 31, 2018, assumes loans are drawn up to maximum approved advance rate based on current principal amount; per share amount assumes 57,596,217 shares outstanding. (2) Assumes spot one-month USD LIBOR rate of 2.50%. 15

Appendix 16

Portfolio Details

#	Investment	Location	Property Type	Investment Date	Committed Principal Amount	Current Principal Amount	Net Equity[2]	Future Funding[3]	Coupon[4][5]	Max Remaining Term (Yrs)[4][6]	LTV[4][7]
Senior Loans[1]											
1	Senior Loan	Queens, NY	Office	5/9/2018	$350.0	$255.2	$151.5	$94.8	L + 3.3%	4.4	71%
2	Senior Loan	Atlanta, GA / Tampa, FL	Multifamily	7/31/2018	341.0	335.5	82.0	5.5	L + 3.2%	4.6	75%
3	Senior Loan	New York, NY	Condo (Resi)	8/4/2017	239.2	170.7	59.4	-	L + 4.8%	1.6	62%
4	Senior Loan	New York, NY	Multifamily	12/20/2018	234.5	182.2	43.2	52.3	L + 3.6%	5.0	70%
5	Senior Loan	Boston, MA	Office	5/23/2018	213.7	195.4	32.3	18.3	L + 2.4%	4.4	69%
6	Senior Loan	Minneapolis, MN	Office	11/13/2017	181.8	159.2	41.1	22.6	L + 3.8%	3.9	75%
7	Senior Loan	Seattle, WA	Office	9/13/2018	172.0	162.1	36.5	9.9	L + 3.7%	4.8	65%
8	Senior Loan	San Diego, CA	Office	9/9/2016	168.0	159.5	41.7	8.5	L + 4.2%	2.8	71%
9	Senior Loan	Philadelphia, PA	Office	6/19/2018	165.0	143.1	26.4	21.9	L + 2.5%	4.5	71%
10	Senior Loan	New York, NY	Multifamily	12/5/2018	163.0	148.0	20.6	15.0	L + 2.6%	4.9	67%
11	Senior Loan	Irvine, CA	Office	4/11/2017	162.1	140.8	40.7	21.3	L + 3.9%	3.3	62%
12	Senior Loan	Portland, OR	Retail	10/26/2015	155.0	125.0	49.4	30.0	L + 5.5%	1.8	61%
13	Senior Loan	North Bergen, NJ	Multifamily	10/23/2017	150.0	147.8	39.7	2.2	L + 4.3%	3.8	57%
14	Senior Loan	Fort Lauderdale, FL	Hospitality	11/9/2018	150.0	140.0	27.3	10.0	L + 2.9%	4.9	62%
15	Senior Loan	West Palm Beach, FL	Multifamily	11/7/2018	135.0	122.0	52.7	13.0	L + 2.9%	4.9	73%
16	Senior Loan	Brooklyn, NY	Office	3/30/2017	132.3	116.5	35.2	15.8	L + 4.4%	3.3	68%
17	Senior Loan	Atlanta, GA	Office	8/15/2017	119.0	99.8	13.8	5.1	L + 3.0%	3.7	66%
18	Senior Loan	Crystal City, VA	Office	9/14/2016	103.5	96.8	23.8	6.7	L + 4.5%	2.8	59%
19	Senior Loan	San Diego, CA	Multifamily	11/20/2018	103.5	81.8	20.9	21.7	L + 3.2%	4.9	74%
20	Senior Loan	Seattle, WA	Multifamily	9/7/2018	93.0	93.0	58.5	-	L + 2.6%	4.7	79%
21	Senior Loan	Westbury, NY	Multifamily	3/8/2018	89.0	87.1	14.4	1.9	L + 3.1%	4.3	69%
22	Senior Loan	New York, NY	Multifamily	3/29/2018	86.0	86.0	14.1	-	L + 2.6%	4.3	48%
23	Senior Loan	Denver, CO	Multifamily	2/28/2017	85.9	82.9	15.7	-	L + 3.8%	3.2	75%
24	Senior Loan	Denver, CO	Multifamily	8/4/2017	81.0	81.0	17.3	-	L + 4.0%	3.6	73%
25	Senior Loan	Seattle, WA	Office	3/20/2018	80.7	80.7	18.6	-	L + 3.6%	4.3	65%
26	Senior Loan	Orlando, FL	Multifamily	3/28/2018	80.0	71.1	12.0	8.9	L + 2.8%	4.3	70%
27	Senior Loan	Philadelphia, PA	Multifamily	10/30/2018	77.0	77.0	12.5	-	L + 2.7%	4.9	73%
28	Senior Loan	St Paul, MN	Office	1/16/2018	75.5	70.3	14.9	5.2	L + 3.6%	4.1	73%
29	Senior Loan	Queens, NY	Industrial	7/21/2017	75.1	62.3	13.5	12.8	L + 3.7%	3.6	72%
30	Senior Loan	New York, NY	Multifamily	10/7/2016	74.5	73.2	15.8	1.3	L + 4.4%	2.8	68%
31	Senior Loan	Atlanta, GA	Industrial	7/24/2018	74.5	69.3	34.8	5.2	L + 2.7%	4.6	74%
32	Senior Loan	Atlanta, GA	Office	5/12/2017	61.9	56.3	14.2	5.6	L + 4.0%	3.4	71%
33	Senior Loan	Nashville, TN	Office	5/19/2016	55.0	53.9	12.0	1.1	L + 4.3%	3.0	70%
34	Senior Loan	Queens, NY	Multifamily	10/9/2018	45.0	42.0	7.8	3.0	L + 2.8%	4.9	70%
Total / Weighted Average					**$4,572.7**	**$4,067.6**	**$1,114.4**	**$419.5**	**L + 3.5%**	**4.0**	**68%**
Mezzanine Loans											
1 - 6	Fixed Rate Mezzanine	Various	Various	Various[8]	26.2	26.2	26.2	-	10.6%	6.4	72%
Total / Weighted Average					**$26.2**	**$26.2**	**$26.2**	**-**	**10.6%**	**6.4**	**72%**
CMBS											
Total / Weighted Average					**$74.9**	**$64.6**	**$39.6**	**$10.4**	**3.9%**	**9.2**	**60%**
Portfolio Total / Weighted Average					**$4,673.8**	**$4,158.4**	**$1,180.2**	**$429.9**	**6.0%**	**4.1**	**68%**
4Q18 Outstanding Portfolio[9]											**$4,133.5**

*See footnotes on subsequent page

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KKR REAL ESTATE FINANCE TRUST

Portfolio Details (1) Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio. (2) Net equity reflects (i) the amortized cost basis of our loans, net of borrowings; (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities; and (iii) the cost basis of our investment in RECOP. (3) Represents Committed Principal Amount less Current Principal Amount on Senior Loans with the exception of Senior Loan 17 and Senior Loan 23, for which the future funding commitment is held by the syndicated senior participation; there is no future funding on mezzanine loans or CMBS with the exception of $10.4 million of remaining commitment to RECOP. (4) Weighted averages are weighted by current principal amount for senior loans and mezzanine loans; weighted averages are weighted by net equity for CMBS B-Pieces; weighted average coupon calculation includes one-month USD LIBOR for floating-rate Mezzanine Loans. (5) L = one-month USD LIBOR rate; spot one-month USD LIBOR rate of 2.50% included in portfolio-wide averages represented as fixed rates. (6) Max remaining term (years) assumes all extension options are exercised, if applicable. (7) For senior loans, loan-to-value ratio ("LTV") is based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated; for Senior Loan 3, LTV is based on the current principal amount divided by the adjusted appraised gross sellout value net of sales cost; for Senior Loan 4, LTV is based on the initial loan amount divided by the appraised bulk sale value assuming a condo-conversion and no renovation; for mezzanine loans, LTV is based on the current balance of the whole loan dividend by the as-is appraised value as of the date the loan was originated; for CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool at issuance. (8) Includes investment ranging from December 8, 2014 through November 30, 2015. (9) Represents Current Principal Amount of Senior Loans and Mezzanine Loans and Net Equity Amount for CMBS. 18

Fully Extended Loan Maturities • Fully extended weighted average loan maturity of 4.0 years(1) Fully Extended Loan Maturities(1) ($ in Millions) $2,500 $2,259.7 $2,000 $1,500 $1,000.6 $1,000 $500 $295.7 $329.5 $190.2 $0.0 $18.2 $0.0 $0 2019 2020 2021 2022 2023 2024 2025 2026 Fully extended maturity (1) Excludes CMBS and RECOP; includes non-consolidated senior interests. 19

Consolidated Balance Sheets (in thousands - except share and per share data) December 31, 2018 December 31, 2017 Assets Cash and cash equivalents $ 86,531 $ 103,120 Restricted cash - 400 Commercial mortgage loans, held-for-investment, net 4,001,820 1,888,510 Equity method investments, at fair value 30,734 14,390 Accrued interest receivable 16,178 8,423 Other assets 3,596 7,239 Commercial mortgage loans held in variable interest entities, at fair value 1,092,986 5,372,811 Total Assets $ 5,231,845 $ 7,394,893 Liabilities and Equity Liabilities Secured financing agreements, net $ 1,951,049 $ 964,800 Collateralized loan obligation, net 800,346 - Convertible notes, net 137,688 - Loan participations sold, net 85,465 81,472 Accounts payable, accrued expenses and other liabilities 4,529 2,465 Dividends Payable 25,097 19,981 Accrued interest payable 7,516 1,623 Due to affiliates 4,712 4,442 Variable interest entity liabilities, at fair value 1,080,255 5,256,926 Total Liabilities 4,096,657 6,331,709 Commitments and Contingencies Temporary Equity Redeemable noncontrolling interests in equity of consolidated joint venture - 3,090 Redeemable preferred stock 2,846 949 Permanent Equity Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of - - December 31, 2018 and 2017) Common stock, 300,000,000 authorized (57,596,217 and 53,685,440 shares with par value of $0.01 issued and 576 537 outstanding as of December 31, 2018 and December 31, 2017, respectively) Additional paid-in capital 1,163,845 1,052,851 (Accumulated deficit) Retained earnings (225) 6,280 Repurchased stock, 1,649,880 and 26,398 shares repurchased as of December 31, 2018 and December 31, (31,854) (523) 2017, respectively Total KKR Real Estate Finance Trust Inc. stockholders’ equity 1,132,342 1,059,145 Total Permanent Equity 1,132,342 1,059,145 Total Liabilities and Equity $ 5,231,845 $ 7,394,893 20

Consolidated Statements of Income

(in thousands - except share and per share data)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Net Interest Income					
Interest income	$ 59,623	$ 28,385	$ 183,575	$ 83,145	$ 32,659
Interest expense	32,192	8,632	85,017	21,224	7,432
Total net interest income	27,431	19,753	98,558	61,921	25,227
Other Income					
Realized gain on sale of investments	-	-	13,000	-	285
Change in net assets related to CMBS consolidated variable interest entities	128	3,035	2,588	15,845	15,461
Income from equity method investments	981	414	3,065	875	-
Other income	201	352	1,440	968	222
Total other income (loss)	1,310	3,801	20,093	17,688	15,968
Operating Expenses					
General and administrative	1,810	1,682	7,812	4,936	2,270
Management fees to affiliate	4,330	3,979	16,346	13,492	5,934
Incentive compensation to affiliate	1,470	-	4,756	-	365
Total operating expenses	7,610	5,661	28,914	18,428	8,569
Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	**21,131**	**17,893**	**89,737**	**61,181**	**32,626**
Income tax (benefit) expense	(297)	714	(70)	1,102	354
Net Income (Loss)	**21,428**	**17,179**	**89,807**	**60,079**	**32,272**
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	-	82	63	216	302
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	-	-	-	801	813
Net Income Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	**21,428**	**17,097**	**89,744**	**59,062**	**31,157**
Preferred Stock Dividends and Redemption Value Adjustment	1,719	63	2,451	244	16
Net Income (Loss) Attributable to Common Stockholders	**$ 19,709**	**$ 17,034**	**$ 87,293**	**$ 58,818**	**$ 31,141**
Net Income (Loss) Per Share of Common Stock, Basic	**$ 0.34**	**$ 0.32**	**$ 1.58**	**$ 1.30**	**$ 1.61**
Net Income (Loss) Per Share of Common Stock, Diluted	**$ 0.34**	**$ 0.32**	**$ 1.58**	**$ 1.30**	**$ 1.61**
Weighted Average Number of Shares of Common Stock Outstanding, Basic	58,178,944	53,685,440	55,136,548	45,320,358	19,299,597
Weighted Average Number of Shares of Common Stock Outstanding, Diluted	58,253,821	53,688,027	55,171,061	45,321,360	19,299,597
Dividends Declared per Share of Common Stock	$ 0.43	$ 0.37	$ 1.69	$ 1.62	$ 1.22

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KKR REAL ESTATE FINANCE TRUST

Reconciliation of GAAP Net Income to Core Earnings and Net Core Earnings

($ in thousands, except share and per share data)	2018	4Q18	3Q18	2Q18	1Q18
Net Income Attributable to Common Stockholders	**$87,293**	**$19,709**	**$20,821**	**$23,483**	**$23,280**
Adjustments					
Non-cash equity compensation expense	1,973	387	295	273	1,018
Incentive compensation to affiliate	4,756	1,470	3,286	-	-
Depreciation and amortization	-	-	-	-	-
Unrealized (gains) or losses[1]	4,461	1,980	205	1,822	(5,377)
Non-cash convertible notes discount amortization	224	91	91	42	-
Reversal of previously unrealized gain now realized[2]	11,900	-	-	11,900	-
Core Earnings[3]	**$110,606**	**$23,637**	**$24,698**	**$37,520**	**$18,921**
Weighted Average Shares Outstanding					
Basic	55,136,548	58,178,944	55,903,126	53,064,585	53,337,915
Diluted	55,171,061	58,253,821	55,921,655	53,069,866	53,378,467
Core Earnings per Weighted Average Share, Basic and diluted[2]	**$2.00**	**$0.41**	**$0.44**	**$0.71**	**$0.35**
Core Earnings[3]	$110,606	$23,637	$24,698	$37,520	$18,921
Less: Incentive compensation to affiliate	4,756	1,470	3,286	-	-
Net Core Earnings[3]	**$105,850**	**$22,167**	**$21,412**	**$37,520**	**$18,921**
Net Core Earnings per Weighted Average Share, Basic and diluted[3]	**$1.92**	**$0.38**	**$0.38**	**$0.71**	**$0.35**

(1) Includes $1.9 million, $1.6 million, $0.3 million, $0.0 million and $0.0 million non-cash Redemption Value Adjustment of our Special Non-Voting Preferred Stock during 2018, 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

(2) Includes $5.5 million and $6.4 million of unrealized gains related to the first quarter of 2018 and to prior periods, respectively, that were realized during the three months ended June 30, 2018. $2.4 million of the incentive fees was incurred in the third quarter of 2018 as a result of the April CMBS sale.

(3) See Appendix page 23 for definitions. Excludes $1.8 million, $0.2 million, $0.2 million, $0.2 million and $1.1 million or $0.03, $0.00, $0.00, $0.00 and $0.02 per diluted weighted average share outstanding of net original issue discount on CMBS B-pieces accreted as a component of taxable income during 2018, 4Q18, 3Q18, 2Q18, and 1Q18, respectively.

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KKR REAL ESTATE FINANCE TRUST

Key Definitions • "Core Earnings" and “Net Core Earnings”: Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to the Company's Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company's Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to the Company’s Manager. The Company believes providing Core Earnings and Net Core Earnings on a supplemental basis to net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company's business. Core Earnings and Net Core Earnings should not be considered as substitutes for GAAP net income. The Company's methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company's Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs. • “IRR”: IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by KKR Real Estate Finance Manager LLC, the Company’s external manager, taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown. 23